UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5000 Shoreline Court, Suite 300

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2025, IDEAYA Biosciences, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with Les Laboratoires Servier (“Servier”) pursuant to which the Company granted to Servier an exclusive license under certain intellectual property rights controlled by the Company relating to darovasertib to develop and commercialize products in all countries worldwide except for the United States for all diagnostic, prophylactic and therapeutic uses in humans.

Pursuant to the Agreement, Servier has agreed to provide the Company an upfront payment of $210 million. The Company is also eligible to receive development and regulatory milestone payments of up to an aggregate of $100 million, commercial milestone payments of up to an aggregate of $220 million, clinical trial cost sharing and clinical trial cost reimbursement, and royalties on net sales of products outside of the United States ranging from mid-teens to low-twenties percentages. The upfront payment, plus expected cost savings, are expected to provide the Company with a cash runway extension of at least twelve months. The Company anticipates that its cash, cash equivalents, and marketable securities, together with the upfront payment and expected cost saving from the Agreement will fund planned operations into 2030 based on its current operating plan.

The Agreement will remain in effect on a product-by-product, country-by-country basis until expiration of royalty obligations. Either party may terminate for uncured material breach or insolvency of the other. The Company may terminate if (i) Servier ceases development or commercialization in certain countries for a specified period, or (ii) Servier, its affiliates, or its sublicensees challenge licensed patents, subject to certain exceptions. Servier may terminate at will upon specified prior notice. The Agreement contains various representations, warranties, covenants, dispute resolution mechanisms, indemnities and other provisions customary for transactions of this nature.

The foregoing is only a summary description of the terms of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed in a redacted form as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Forward-Looking Statements

This report contains forward-looking statements, including, but not limited to, statements related to the Company’s anticipation that its cash, cash equivalents, and marketable securities, together with the upfront payment and expected cost saving from the Agreement, will fund planned operations into 2030 and provide the Company with a cash runway extension of at least twelve months. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including the Company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, and other matters that could affect the Company’s ability to fund planned operations. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2025 and any other current and periodic reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: September 2, 2025	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer